EXHIBIT 3(iii)(1)

Restated Certificate of Incorporation of
Central Hudson Gas & Electric Corporation
under Section 807 of the
Business Corporation Law

          We, Paul J. Ganci and Gladys L. Cooper, being respectively the President and Chief Operating Officer and the Secretary of Central Hudson Gas & Electric Corporation, a New York corporation (hereinafter referred to as the “Corporation”) in accordance with Section 807 of the Business Corporation Law, do hereby certify:

          1.          The name of the Corporation is CENTRAL HUDSON GAS & ELECTRIC CORPORATION.

          2.          The original Certificate of Consolidation forming the Corporation wan filed in the Office of the Secretary of State of the State of New York on December 31, 1926.

          3.          Subsequently, said Certificate of Consolidation was amended and changed by a Restated Certificate of Incorporation of the Corporation, which was filed by the Department of State of the State of Now York on April 10, 1967.

          4.          The text of said Certificate of Incorporation, as amended heretofore, is hereby restated without further amendment or changed to read in full as follows:

          1.          The name of the Corporation is Central Hudson Gas & Electric Corporation (hereinafter called the “Corporation”)

          2.          The Corporation shall be a gas and electric corporation within the meaning of Article 2 of the Transportation Corporations Law and shall have and may exercise all the powers of such a corporation including, but without limitation of the foregoing, the following powers:

(a) to manufacture, to produce or otherwise acquire and to market artificial or natural gas or a mixture of both,

(b) to manufacture, to produce or otherwise acquire and to market electricity,

              (c)          to the extent permitted to a gas and electric corporation under the laws of the State of New York, to engage in the business of producing heat. Light and energy in all its forms including the supply thereof from central plant through appropriate distribution facilities or channels and the development, manufacturing, processing, treatment and marketing of by-products and services related to such energy supply,

              (d)          to the extent permitted to a gas and electric corporation under the laws of the State of New York, to manufacture, sell or lease facilities for the generation and production of energy and the release thereof to be used or installed on the premises of individual consumers or groups of consumers or in any way feasible for the supply of such energy not from central plants,

              (e)          to exercise the aforesaid powers for any and all lawful purposes, and generally to exercise all of the rights and powers conferred by the statutes of the State of New York on corporations incorporated for the purpose of supplying gas or electricity, or both, or by any other statutes which are or may hereafter become applicable to such corporations,

(f) in addition, to have and exercise all powers necessary or convenient to effect any or all of the powers for which the Corporation is formed.

          3.          The principal office of the Corporation shall be located in the City of Poughkeepsie, in the County of Dutchess, in the State of New York.

          4.

              (a)          The total number of shares which the Corporation is henceforth to have is 31,200,000 shares, of which 1,200,000 shares will be Serial Preferred Stock of the par value of $100 per share and 30,000,000 shares will be Common Stock of the par value of $5 per share.

              (b)          The respective shares of the Common Stock shall entitle the holders of record thereof to one vote for each share of such Common Stock standing in the holder’s name on the record of shareholders of the Corporation.

              Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock requited by law, this Certificate of Incorporation or any Preferred or Preference Stock Designation, the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote in the election of directors, voting together as a single class shall be required to (i) alter, amend or repeal this subparagraph (b), or any provision hereof, or (ii) alter, amend or repeal any provision of the By-Laws which is to the same effect as this subparagraph (b), or any provision hereof.

              For purposes of this Paragraph 4(b), the term “Voting Stock” shall mean all outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors of the Corporation, in each case voting together as a single class.

          5.          The serial preferred stock is issuable from time to time in one or more series. The number of shares of each such series to be issued shall be determined by the Board of Directors of the Corporation.

          The designations of the outstanding series of said serial preferred stock together with the number of share of each of said series now outstanding are:

4 1/2% Cumulative Preferred Stock	70,300 shares
4.75% Cumulative Preferred Stock	20,000 shares
Cumulative Preferred Stock, Series D	60,000 shares
4.96% Cumulative Preferred Stock, Series E	60,000 shares
7.72% Cumulative Preferred Stock	130,000 shares
7.44% Cumulative Preferred Stock, Series G	120,000 shares
8.40% Cumulative Preferred Stock	150,000 shares
Adjustable Rate Cumulative Preferred Stock,
Series A	200,000 shares

          A statement of the preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, a statement of the authority of the Board of Directors to establish and designate series and to fix the variations, relative rights, preferences and limitations in between series, and the rights of holders of Common Stock are set forth below in accordance with the following outline:

(a)	4 1/2% Cumulative Preferred Stock.

(b)	Authority of Board of Directors with respect to series subsequent to first series.

(c)	Dividends on all series of serial Preferred Stock.

(d)	Rights of holders of Common Stock.

(e)	4.75% Cumulative Preferred Stock.

(f)	Cumulative Preferred Stock, Series D.

(g)	4.96% Cumulative Preferred Stock, Series E.

(h)	7.72% Cumulative Preferred Stock.

(i)	7.44% Cumulative Preferred Stock, Series G.

(j)	8.40% Cumulative Preferred Stock.

(k)	Adjustable Rate Cumulative Preferred Stock, Series A.

(a)	4 1/2% Cumulative Preferred Stock

          The holders of the 4 1/2% Cumulative Preferred Stock (the first series of serial preferred stock of the corporation) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rata of, but not exceeding, four and one-half per cent. (4 1/2%) per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from October 1, 1936, except that in the case of any shares of 4 1/2% Cumulative Preferred Stock issued after December 31, 1936, the dividends on such stock shall accrue only from the first day of the quarterly dividend period in which such stock shall have been issued. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 4 1/2% Cumulative Preferred Stock at the rate aforesaid shall not have been declared paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 4 1/2% Cumulative Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 4 1/2% Cumulative Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the corporation shall be made to the holders of the Common Stock, (a) the sum of One hundred and seven dollars ($107) per share, upon any voluntary dissolution, liquidation or winding up of the corporation, resulting in a distribution of assets to its shareholders, and (b) the sum of One hundred dollars ($100) per share upon any involuntary dissolution; liquidation of winding up of the corporation, resulting in a distribution of assets to its shareholders, plus in each case an amount equal to four and one-half per cent. (4 1/2%) per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 4 1/2% Cumulative Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 4 1/2% Cumulative Preferred Stock at the rate of four and one-half per cent (4- /2%) per annum shall not have been paid for periods aggregating one year or more, the holders of 4 1/2% Cumulative Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 4 1/2% Cumulative Preferred Stock of the Corporation held by them respectively, except that the holders of the 4 1/2% Cumulative Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of

Incorporation which alters the preferences of outstanding shares of the 4 1/2% Cumulative Preferred Stock or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 4 1/2% Cumulative Preferred Stock or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 4 1/2% Cumulative Preferred Stock shall be required for any such amendment; and specifically the holders of the 4 1/2% Cumulative Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for establishing priorities or creating preferences among the several classes of stock (except as above specifically provided), for consolidation, for voluntary dissolution, or for change of name. In case, however, at any time dividends on the 4 1/2% Cumulative Preferred Stock at the rate of four and one-half per cent. (4 1/2%) per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 4 1/2% Cumulative Preferred Stock shall have been paid, the holders of the 4 1/2% Cumulative Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 4 1/2% Cumulative Preferred Stock shall become so entitled either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 4 1/2% Cumulative Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 4 1/2%

Cumulative Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 4 1/2% Cumulative Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 4 1/2% Cumulative Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 4 1/2% Cumulative Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 4 1/2% Cumulative Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days notice to the holders of record of the 4 1/2% Cumulative Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 4 1/2% Cumulative Preferred Stock so to be redeemed, of One hundred and seven dollars ($107), and in addition thereto an amount equal to four and one-half per cent. (4 1/2%) per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner an may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 4 1/2% Cumulative Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of either (a) 4 1/2% Cumulative Preferred Stock (unless and except to the extent that he privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), or (b) any subsequent series of serial preferred stock, or (c) common stock shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

(b)	Authority of the Board of Directors with respect to series subsequent to the first series

          The Board of Directors is authorized to fix from time to time before issuance the designations, preferences, privileges and voting powers of the shares of each series of serial preferred stock subsequent to the first series aforesaid, and the restrictions or qualifications thereof, including, but without limitation of the foregoing general powers:

(1) The designation of the series;

(2) The dividend rate;

(3) The dates on which dividends, if declared, shall be payable;

          (4)          The sum payable per share upon the voluntary dissolution, liquidation or winding up of the Corporation and the sum payable per share upon the involuntary dissolution, liquidation or winding up of the Corporation, which sums, in each case, shall be a stated amount plus accrued dividends to the date of distribution;

          (5)          Whether or not the shares of such series shall be redeemable, and if made redeemable, the redemption price per share, which price, in every case, shall be a stated amount plus accrued dividends to the date of redemption; and

          (6)          Whether or not the shares of such series shall be made exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if made exchangeable, the rates of exchange, and the adjustments, if any, at which such exchange may be made; but the holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 4 1/2% Cumulative Preferred Stock, or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(c)	Dividends on all series of serial Preferred Stock

         Dividends in full shall not be declared and set apart for payment or paid on the serial preferred stock of any series for any dividend period unless dividends in full have been or are contemporaneously declared and set apart for payment or paid on the serial preferred stock of all series then outstanding, for all the dividend periods terminating on the same or an earlier date. When the stated dividends are not paid in full, the shares of all series of the serial preferred stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full. If the assets distributable upon the dissolution, liquidation or winding up of the Corporation shall be insufficient to permit the payment to the holders of the serial preferred stock of the full amount payable thereon, then said assets shall be distributed ratably among the holders of the respective series of serial preferred stock in accordance with the sums which would be payable on such dissolution, liquidation or winding up if all sums payable were discharged in full.

(d)	Rights of holders of Common Stock

         Whenever, from time to time, full cumulative dividends upon the serial preferred stock for all previous years shall have been paid and the dividends then accrued thereon for the current year shall have been declared and paid, or a sum sufficient for the payment thereof shall have been set apart and appropriated to such payment, the Board of Directors may declare dividends upon the Common Stock, payable out of the then remaining surplus.

          In the event of any dissolution, liquidation or winding up of the Corporation, if there have been paid to the holders of the serial preferred stock the full amounts to which they are respectively entitled, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock.

(e)	4.75% Cumulative Preferred Stock

          The holders of the 4.75% Cumulative Preferred Stock shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 4.75% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from April l, 1949 except that in the case of any shares of 4.75% Cumulative Preferred Stock issued after June 30, 1949, the dividends on such stock shall accrue only from the first day of the quarterly dividend period in which such stock shall have been issued. Such dividends shall be, cumulative so that if for any quarterly dividend period all dividends on the 4.75% Cumulative Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 4.75% Cumulative Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 4.75% Cumulative Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) the sum of $106.75 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 4.75% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 4.75% Cumulative Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 4.75% Cumulative Preferred Stock at the rate of 4.75% per annum shall not have been paid for periods aggregating one year or more, the holders of the 4.75% Cumulative Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 4.75% Cumulative Preferred Stock of the Corporation held by them respectively, except that the holders of the 4.75% Cumulative Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 4.75% Cumulative Preferred Stock or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 4.75% Cumulative Preferred Stock or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 4.75% Cumulative Preferred Stock shall be required for any such amendment; and specifically the holders of the 4.75% Cumulative Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 4.75% Cumulative Preferred Stock at the rate of 4.75% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 4.75% Cumulative Preferred Stock shall have been paid, the holders of the 4.75% Cumulative Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 4.75% Cumulative Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the number of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election of aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 4.75% Cumulative Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 4.75% Cumulative Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 4.75% Cumulative Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 4.75% Cumulative Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of

4.75% Cumulative Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 4.75% Cumulative Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 4.75% Cumulative Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 4.75% Cumulative Preferred Stock so to be redeemed, of $106.75, and in addition thereto an amount equal to 4.75% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 4.75% Cumulative Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of either (a) 4.75% Cumulative Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), or (b) any subsequent, series of serial preferred stock, or (c) common stock shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures of other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 4.75% Cumulative Preferred Stock, or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(f)	Cumulative Preferred Stock, Series D

          The holders of the Cumulative Preferred Stock, Series D, shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and is declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 4.35%.per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from November 1, 1954 except that in the case of any shares of Cumulative Preferred Stock, Series D, issued after December 31, 1954, the dividends on such stock shall accrue only from the first day of the quarterly dividends period in which such stock shall have been issued. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the Cumulative Preferred Stock, Series D, at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the Cumulative Preferred Stock, Series D, shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the Cumulative Preferred Stock, Series D, shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) the sum of $102.00 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 4.35% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the Cumulative Preferred Stock, Series D, shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the Cumulative Preferred Stock, Series D, at the rate of 4.35% per annum shall not have been paid for periods aggregating one year or more, the holders of the Cumulative Preferred Stock, Series D, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the Cumulative Preferred Stock, Series D, of the Corporation held by them respectively, except that the holders of the Cumulative Preferred Stock, Series D, shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the Cumulative Preferred Stock, Series D, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the Cumulative Preferred Stock, Series D, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the Cumulative Preferred Stock, Series D, shall be required for any such amendment; and specifically the holders of the Cumulative Preferred Stock, Series D, are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the Cumu1ative Preferred Stock, Series D, at the rate of 4.35% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the Cumulative Preferred Stock, Series D, shall have been paid, the holders of the Cumulative Preferred Stock, Series D, (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other then the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the Cumulative Preferred Stock, Series D, shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding, and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the Cumulative Preferred Stock, Series D, shall at any subsequent time by paid, then, and thereupon, such power of the holders of the Cumulative Preferred Stock, Series D, to vote shall cease except as to the matters above specified with respect to which the holders of the Cumulative Preferred Stock, Series D, shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the Cumulative Preferred Stock, Series D, for periods aggregating one year or more as aforesaid. Whenever such power of the holders of Cumulative Preferred Stock, Series D, and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The Cumulative Preferred Stock, Series D, may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days notice to the holders of record of the Cumulative Preferred Stock, Series D, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the Cumulative Preferred Stock, Series D, so to be redeemed, of $102.00 and in addition thereto an amount equal to 4.35% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the Cumulative Preferred Stock, Series D, thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of either (a) Cumulative Preferred Stock, Series D (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), or (b) any subsequent series of serial preferred stock, or (c) common stock shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the Cumulative Preferred Stock, Series D, or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(g)	4.96% Cumulative Preferred Stock, Series E

          The holders of the Cumulative Preferred Stock, Series E, shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 4.96% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from June 1, 1961 except that in the case of any shares of Cumulative Preferred Stock, Series E, issued after June 30, 1961, the dividends on such stock shall accrue only from the first day of the quarterly dividend period in which such stock shall have been issued. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the Cumulative Preferred Stock, Series E, at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the Cumulative Preferred Stock, Series E, shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the Cumulative Preferred Stock, Series E, shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $104 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before June 30, 1971, $102.50 if effected thereafter and on or before June 30, 1976, and $101 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 4.96% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for the holders of the Cumulative Preferred Stock, Series E, shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the Cumulative Preferred Stock, Series E, at the rate of 4.96% per annum shall not have been paid for periods aggregating one year or more, the holders of the Cumulative Preferred Stock, Series E, as such, shall not, except as otherwise provided by law, be entitled to notice or any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the Cumulative Preferred Stock, Series E, of the Corporation held by them respectively, except that the holders of the Cumulative Preferred Stock, Series E, shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the Cumulative Preferred Stock, Series E, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the Cumulative Preferred Stock, Series E, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the Cumulative Preferred Stock, Series E, shall be required for any such amendment; and specifically the holders of the Cumulative Preferred Stock, Series E, are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the Cumulative Preferred Stock, Series E, at the rate of 4.96% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the Cumulative Preferred Stock, Series E, shall have been paid, the holders of the Cumulative Preferred Stock, Series E, (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matter with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the Cumulative Preferred Stock, Series E, shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such, number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the Cumulative Preferred Stock, Series E, shall at any subsequent time be paid, then, and thereupon, such power of the holders of the Cumulative Preferred Stock, Series E, to vote shall cease except as to the matters above specified with respect to which the holders of the Cumulative Preferred Stock, Series E, shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the Cumulative Preferred Stock, Series E, for periods aggregating one year or more as aforesaid. Whenever such power of the holders of Cumulative Preferred Stock, Series E, and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record. of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors.

At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The Cumulative Preferred Stock, Series E, may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the Cumulative Preferred Stock, Series E given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the Cumulative Preferred Stock, Series E, so to be redeemed, of $104 if redeemed on or before June 30, 1971, $102.50 if redeemed thereafter and on or before June 30, 1976, and $101 if redeemed thereafter, and in addition thereto an amount equal to 4.96% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the Cumulative Preferred Stock, Series E, thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of Cumulative Preferred Stock, Series E (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of in the discretion of the Board Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the Cumulative Preferred Stock, Series E, or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(h)	7.72% Cumulative Preferred Stock

          The holders of the 7.72% Cumulative Preferred Stock (hereinafter referred to as 1971 Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 7.72% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 1971 Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 1971 Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 1971 Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $110 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before January 31, 1978, $107 if effected thereafter and on or before January 31, 1981, $104 if effected thereafter and on or before January 31, 1984, and $101 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 7.72% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 1971 Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 1971 Preferred Stock at the rate of 7.72% per annum shall not have been paid for periods aggregating one year or more, the holders of the 1971 Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 1971 Preferred Stock of the Corporation held by them respectively, except that the holders of the 1971 Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 1971 Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 1971 Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 1971 Preferred Stock shall be required for any such amendment; and specifically the holders of the 1971 Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporations, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however at any time dividends on the 1971 Preferred Stock at the rate of 7.72% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 1971 Preferred Stock shall have been paid, the holders of the 1971 Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporations, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 1971 Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting, of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation; and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 1971 Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 1971 Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 1971 Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 1971 Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 1971 Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of

Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 1971 Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 1971 Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 1971 Preferred Stock so to be redeemed, of $110 if redeemed on or before January 31, 1978, $107 if redeemed thereafter and on or before January 31, 1981, $104 if redeemed on or before January 31, 1984, and $101 if redeemed thereafter, and in addition thereto an amount equal to 7.72% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods to respect of which dividends thereon shall not have been paid; provided, however, that prior to February 1, 1978, no 1971 Preferred Stock may be redeemed, directly or indirectly, from the proceeds of or anticipation of any refunding operation involving the incurring of debt or the issuance of preferred stock which has an interest or dividend rate or cost to the Corporation less than the dividend rate of the 1971 Preferred Stock. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 1971 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of 1971 Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 1971 Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(i)	7.44% Cumulative Preferred Stock, Series G

          The holders of the 7.44% Cumulative Preferred Stock, Series G (hereinafter referred to as 1973 Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation; dividends at the rate of 7.44% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 1973 Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 1973 Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 1973 Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holder, of the Common Stock, (a) $108.66 per share upon any voluntary dissolution, liquidation or winding up of the the Corporation resulting in a distribution of assets to its shareholders if effected on or before January 31, 1978, $106.80 if effected thereafter and on or before January 31, 1983, $104.94 if effected thereafter and on or before January 31, 1988, $103.08 if effected thereafter and on or before January 31, 1993, and $101.22 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 7.44% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 1973 Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 1973 Preferred Stock at the rate of 7.44% per annum shall not have been paid for periods aggregating one year or more, the holders of the 1973 Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 1973 Preferred Stock of the Corporation held by them respectively, except that the holders of the 1973 Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate or Incorporation which alters the preferences of outstanding shares of the 1973 Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 1973 Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 1973 Preferred Stock shall be required for any such amendment; and specifically the holders of the 1973 Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 1973 Preferred Stock at the rate of 7.44% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 1973 Preferred Stock shall have been paid, the holders of the 1973 Preferred Stock (a) shall have the right, together with holders of all other serial preferred Stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than, the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 1973 Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock aforesaid, to elect it majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 1973 Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 1973 Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 1973 Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 1973 Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 1973 Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of

Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 1973 Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days notice to the holders of record of the 1973 Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 1973 Preferred Stock so to be redeemed, of $108.66 if redeemed on or before January 31, 1978, $106.80 if redeemed thereafter and on or before January 31, 1983, $104.94 if redeemed thereafter and on or before January 31, 1988, and $103.08 if redeemed thereafter and on or before January 31, 1993, and $101.22 if redeemed thereafter, and in addition thereto an amount equal to 7.44% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid; provided, however, that prior to February 1, 1978, no 1973 Preferred Stock may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt or the issuance of preferred stock which has a cost to the Corporation (calculated in accordance with generally accepted financial practice) lower then 7.416% per annum. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 1973 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of 1973 Preferred Stock, (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of in the discretion of the Board of Directors, to such persons, firm or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 1973 Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(j)	8.40% Cumulative Preferred Stock

          The holders of the 8.40% Cumulative Preferred Stock (hereinafter referred to as 1977 Preferred Stock) shall be entitled to receive before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 8.40% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 1977 Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 1977 Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 1977 Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $108.40 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before May 31, 1982, $105.60 if effected thereafter and on or before May 31, 1987, $102.80 if effected thereafter and on or before May 31, 1992, and $101.00 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 8.40% per annum on the par annum of said stock for the aggregate of a all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 1977 Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 1977 Preferred Stock at the rate of 8.40% per annum shall not have been paid for periods aggregating one year or more, the holders of the 1977 Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 1977 Preferred Stock of the Corporation held by them respectively, except that the holders of the 1977 Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 1977 Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 1977 Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 1977 Preferred Stock shall be required for any such amendment; and specifically the holders of the 1977 Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 1977 Preferred Stock at the rate of 8.40% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 1977 Preferred Stock shall have been paid, the holders of the 1977 Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the some voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 1977 Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller wholer number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding an entitled to such right of election. If and when, however, full cumulative dividends upon the 1977 Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 1977 Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 1977 Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 1977 Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 1977 Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding; present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 1977 Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 1977 Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 1977 Preferred Stock so to be redeemed, of $108.40 if redeemed on or before May 31, 1982, $105.60 if redeemed thereafter and on or before May 31, 1987, $102.80 if redeemed thereafter and on or before May 31, 1992, and $101.00 if redeemed thereafter, and in addition thereto an amount equal to 8.40% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid; provided, however, that prior to June 1, 1982, no 1977 Preferred Stock may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt or the issuance of preferred stock which has a cost to the Corporation (calculated in accordance with generally accepted financial practice) lower than 8.40% per annum. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 1977 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of 1977 Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 1977 Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(k)	Adjustable Rate Cumulative Preferred Stock, Series A

          The holders of the Adjustable Rate Cumulative Preferred Stock, Series A, (hereinafter referred to as the “1983 Preferred Stock”) shall be entitled to receive before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of thy Corporation, dividends at the rate of 11% per annum for the initial dividend period, and for the quarterly dividend periods ending September 30, 1983 and December 31, 1983, and at the Applicable Rate (as defined below) per annum thereafter, but in no case less than 6% per annum or more than 12.5% per annum (the quarterly dividend rate for a specific dividend period is referred to herein as the “Prescribed Dividend Rate”). Dividends will be payable quarterly on dates to be determined by the Board of Directors. The initial dividend will be payable on July 1, 1983 for the initial dividend period, which shall be from the date of original issuance to and including June 30, 1983. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends, on the 1983 Preferred Stock at the Prescribed Dividend Rates shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 1983 Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the Prescribed Dividend Rates and no interest shall accrue upon dividends in arrears.

          Except as provided below in this paragraph, the “Applicable Rate” for any dividend period will be 1% below the highest of (i) the Treasury Bill Rate, (ii) the Ten Year Constant Maturity Rate and (iii) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be computed from the higher of whichever of such rates can be determined. In the event that the Company determines in good, faith that none of such rates can be determined for any dividend period, then the Applicable Rate for such dividend period shall be the Applicable Rate in effect for the preceding dividend period.

          Except as provided below in this paragraph, the “Treasury Bill Rate” for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last days of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the 1983 Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period shall be the arithmetic average of the two most recent weakly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by

the U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 or more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during, such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non interest bearing U.S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          Except as provided below in this paragraph, the “Ten Year Constant Maturity Rate” for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last day of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the 1983 Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight or more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal

Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, the then Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as quoted daily of each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          Except as provided below in this paragraph, the “Twenty Year Constant Maturity Rate” for each dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (as defined below) (or the one weekly per annum Twenty Year Average Yield, if only such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last day of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the 1983 Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen or more than twenty two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in, goad faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen or more than twenty two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          The Treasury Bill Rate, the Ten Year Constant Maturity. Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one hundredths of a percentage point.

          The amount of dividends per share payable for each dividend period shall be computed by dividing the Prescribed Dividend Rate for such dividend period by four and applying such rate against the par value per share of the 1983 Preferred Stock. The amount of dividends payable for the initial dividend period or any period shorter than a full quarterly dividend period shall be pro-rated on the basis of a 30-day month and a 360-day year.

          The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The Mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such; dividend rate to be enclosed with the dividend payment checks next Mailed td the holders of the 1983 Preferred Stock.

          As used herein, the. term “Calendar Period” moans a period of fourteen calendar days; the term “Special Securities” mean securities which can, at the option of the, holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and ace priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term “Ten Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturing of ten years); the term “Twenty Year Average Yield” means the average yield to maturity fur actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years) and the term “dividend period” means a quarterly period ending immediately prior to the first day of January, April, July and October in each year.

          The holders of the 1983 Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $103.00 per share upon any voluntary dissolution, liquidation or winding up of the, Corporation resulting in a distribution of assets to its shareholders if effected on or before March 31, 1993, and $100.00 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to applying the Prescribed Dividend Rates to the per amount of said stock for all dividend periods in respect cal which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 1983 Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 1983 Preferred Stock at the Prescribed Dividend Rates shall not have been paid for dividend periods aggregating one year or more, the holders of the 1983 Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 1983 Preferred Stock of the Corporation held by them respectively, except that the holders of the 1983 Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 1983 Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 1983 Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 1983 Preferred Stock shall be required for any such amendment; and specifically the holders of the 1983 Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 1983 Preferred Stock at the Prescribed Dividend Rates shall not have been paid for dividend periods aggregating one year or more, then, and until full cumulative dividends upon the 1983 Preferred Stock shall have been paid, the holders of the 1983 Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 1983 Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purposes of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holder of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect by a plurality of votes cast by them, the remainder of the now Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shell thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then In office;. and in case. one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent (5%) of the total number of shares of serial preferred stock then. outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 1983 Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 1983 Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 1983 Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 1983 Preferred Stock for periods aggregating one year of more as aforesaid. Whenever such power of the holders of 1983 Preferred Stock and of all other serial preferred stock to vote shall cease the proper officer of the Corporation may and upon the written request of the holders of record of five per cent (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stook then outstanding, present in person or by proxy, shall be entitled to elect by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office the previous directors of the Corporation shall thereupon terminate.

          Prior to April 1, 1988, the Corporation may not redeem any of the 1983 Preferred Stock. On and after April 1, 1988, the 1983 Preferred Stock may be redeemed by the Corporation in whole or, from time to time, in part, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 1983 Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 1983 Preferred Stock so to be redeemed, of $103.00 if redeemed on or before March 31, 1993, and $100.00 if redeemed thereafter, and in addition thereto an amount to the date of redemption equal to applying the Prescribed Dividend Rates to the par amount of each such share for all dividend periods in respect of which dividends thereon shall not have been paid. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such, riot ice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 1983 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          As a sinking fund for the redemption of 1983 Preferred Stock, on March 30, 19__, and on each March 30 thereafter, the Corporation shall redeem 8,000 shares of the 1983 Preferred Stock (or the number of shares of 1983 Preferred Stock then outstanding if less than 8,000), in each case by payment in cash of an amount of $100.00 per share and in addition thereto an amount to the date of redemption equal to applying the Prescribed Dividend Rates to the par amount of each such share for all dividend periods in respect to which dividends thereon shall not have been paid. The foregoing obligation of the Corporation to redeem 1983 Preferred Stock annually shall be cumulative. At its option, the Corporation may credit against any sinking fund redemption required by this paragraph any shares of 1983 Preferred Stook redeemed pursuant to the optional redemption provisions of the immediately preceding paragraph or as otherwise acquired by the Corporation. Selection of the shares to be redeemed pursuant to this paragraph shall be made in such manner as may be prescribed by the Board of Directors. Any redemption pursuant to this paragraph shall be upon not less than thirty (30) days’ notice to the holders of record of 1983 Preferred Stock to be so redeemed, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors. From and after the date for redemption pursuant to this paragraph (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 1983 Preferred Stock subject to such redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption maybe effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the 1983 Preferred Stock, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of Common Stock or any other class of stock ranking junior to the 1983 Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, (a) full cumulative sinking fund redemptions required by this paragraph shall have been made and (b) full cumulative dividends for all past dividend periods and for the then current dividend period shall have boon paid or declared and set apart for payment on the then outstanding 1983 Preferred Stock, other than shares of 1983 Preferred Stock previously or then to be called for redemption. The Corporation shall not redeem or purchase any shares ranking on a parity with the 1983 Preferred Stock as to assets or dividends, pursuant to any sinking fund (which term shall include any analogous requirement) for the redemption of purchase of such shares, and shall not set apart money for any such fund, at any time when the sinking fund redemption required by this paragraph shall be in arrears; except that, at any time when the sinking fund redemption required by this paragraph shall be in arrears and when arrears exist in any sinking or analogous retirement fund required for any shares ranking as aforesaid on a parity with the 1983 Preferred Stock, the Corporation may redeem or purchase for the respective funds shares of 1983 Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemptions or purchases required for the respective funds.

          No holder of 1983 Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as tray be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for Subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 1983 Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or, any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(l)	6.80% Redeemable Cumulative Preferred Stock.

          The holders of the 6.80% Redeemable Cumulative Preferred Stock (hereinafter referred to as 6.80% Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 6.80% per annum payable quarterly on the first days of January, April, July and October in each year commencing with a payment on January 1, 1994. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 6.80% Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 6.80% Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 6.80% Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $106.80 per share upon any voluntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before October 1, 2003, and an amount per share equal to the then optional redemption price (set forth below in the fourth paragraph of this subparagraph (1)) applicable on the date any such event is effected, if effected after October 1, 2003, and (b) $100 per share upon any involuntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 6.80% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 6.80% Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 6.80% Preferred Stock at the rate of 6.80% per annum shall not have been paid for periods aggregating one year or more, the holders of the 6.80% Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 6.80% Preferred Stock of the Corporation held by them respectively, except that the holders of the 6.80% Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the certificate of incorporation which alters the preferences of outstanding shares of the 6.80% Preferred Stock, or which authorizes shares having preferences which are in any respect, superior to the preferences of the outstanding shares of the 6.80% Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 6.80% Preferred Stock shall be required for any such amendment; and specifically the holders of the 6.80% Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 6.80% Preferred Stock at the rate of 6.80% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 6.80% Preferred Stock shall have been paid, the holders of the 6.80% Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 6.80% Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 6.80% Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 6.80% Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 6.80% Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 6.80% Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 6.80% Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the

Corporation may and upon the written request of the holders of record of five percent (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          Prior to October 1, 2003, the Corporation may not redeem any of the 6.80% Preferred Stock. On and after October 1, 2003, the 6.80% Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 6.80% Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 6.80% Preferred Stock so to be redeemed, at the redemption prices set forth below:

If redeemed during the 12 months beginning October 1:	Redemption Price ($):

2003	103.97
2004	103.68
2005	103.40
2006	103.12
2007	102.83
2008	102.55
2009	102.27
2010	101.98
2011	101.70
2012	101.42
2013	101.13
2014	100.85
2015	100.57
2016	100.28
2017 and thereafter	100.00;

          and in addition thereto an amount equal to 6.80% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 6.80% Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          As a sinking fund for the redemption of the 6.80% Preferred Stock, on October 1, 2003, and on each October 1 thereafter, the Corporation shall redeem 6,000 shares of the 6.80% Preferred Stock (or the number of shares of 6.80% Preferred Stock then outstanding if less than 6,000), in each case by payment in cash of an amount of $100.00 per share and in addition thereto an amount equal to 6.80% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect to which dividends thereon shall not have been paid. The foregoing obligation of the Corporation to redeem 6.80% Preferred Stock annually shall be cumulative. At its option, the Corporation may credit against any sinking fund redemption required by this paragraph any shares of 6.80% Preferred Stock redeemed pursuant to the Optional redemption provisions of the immediately preceding paragraph or as otherwise acquired by the Corporation except that shares of the 6.80% Preferred Stock redeemed pursuant to the immediately following sentence shall not reduce the Corporation’s sinking fund requirements. At its option, on October l, 2003, and on each October 1, thereafter, the Corporation may also redeem up to 6,000 additional shares of the 6.80% Preferred Stock (or the number of shares of 6.80% Preferred Stock then outstanding, if less than 6,000), in each case by payment in cash of an amount of $100.00 per share and in addition thereto an amount equal to 6.80% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect to which dividends thereon shall not have been paid. The Corporation’s right to redeem in the immediately preceding sentence shall not be cumulative and shall not be exercised when the sinking fund redemption required by this paragraph shall be in arrears. Selection of the shares to be redeemed pursuant to this paragraph shall be made in such manner as may be prescribed by the Board of Directors which is designed to result, as nearly as practicable, in a redemption pro-rata among the holders of the 6.80% Preferred Stock. Any redemption pursuant to this paragraph shall be upon not less than thirty (30) days’ notice to the holders of record of the 6.80% Preferred Stock to be so redeemed, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors. From and after the date for redemption pursuant to this paragraph (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 6.80% Preferred Stock subject to such redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except to be right receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the 6.80% Preferred Stock, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of Common Stock or any other class of stock ranking junior to the 6.80% Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration in the case of any other such dividend, or at the date of any such payment, setting apart distribution, (a) full cumulative sinking fund redemptions required by this paragraph shall have been made and (b) full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment on the then outstanding 6.80% Preferred Stock, other than shares of 6.80% Preferred Stock previously or then to be called for redemption. The Corporation shall not redeem or purchase any shares ranking on a parity with the 6.80% Preferred Stock as to assets or dividends, pursuant to any sinking fund (which term shall include any analogous requirement) for the redemption of purchase of such shares, and shall not set apart money for any such fund, at any time when the sinking fund redemption required by this paragraph shall be in arrears; except that, at any time when the sinking fund redemption requited by this paragraph shall be in arrears and when arrears exist in any sinking or analogous retirement fund required for any shares ranking as aforesaid on a parity with the 6.80% Preferred Stock, the Corporation may redeem or purchase for the respective funds shares of 6.80% Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemption, or purchases required for the respective funds.

          No holder of 6.80% Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 6.80% Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(m)	6.20% Redeemable Cumulative Preferred Stock.

          The holders of the 6.20% Redeemable Cumulative Preferred Stock (hereinafter referred to as 6.20% Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 6.20% per annum payable quarterly on the first days of January, April, July and October in each year commencing with a payment on January 1, 1994. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that. if for any quarterly dividend period all dividends on the 6.20% Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 6.20% Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 6.20% Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $106.20 per share upon any voluntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before October 1, 2003, and $100 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 6.20% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 6.20% Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be liquidation, dissolution or winding-up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 6.20% Preferred Stock at the rate of 6.20% per annum shall not have been paid for periods aggregating one year or more, the holders of the 6.20% Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 6.20% Preferred Stock of the Corporation held by them respectively, except that the holders of the 6.20% Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the certificate of incorporation which alters the preferences of outstanding shares of the 6.20% Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 6.20% Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of outstanding shares of the 6.20% Preferred Stock shall be required for any such amendment; and specifically the holders oft the 6.20% is referred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 6.20% Preferred Stock at the rate of 6.20% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 6.20% Preferred Stock shall have been paid, the holders of the 6.20% Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 6.20% Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 6.20% Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 6. 20% Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 6.20% Preferred Stock shall at all time be entitled to vote or act; subject, however, to being again revived at any subsequent times if there shall again be default in payment of dividends upon the 6.20% Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 6.20% Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five percent (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          Prior to October 1, 2003, the Corporation may not redeem any of the 6.20% Preferred Stock. On and after October 1, 2003, the 6.20% Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 6.20% Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 6.20% Preferred Stock so to be redeemed, at a redemption price of $100 per share, and in addition thereto an amount equal to 6.20% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 6.20% Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          As a sinking fund for the redemption of the 6.20% Preferred Stock, on October 1, 2003, and on each October 1 thereafter through and including October 1, 2007, the Corporation shall redeem 10,000 shares of the 6.20% Preferred Stock (or the number of shares of 6.20% Preferred Stock then outstanding if less than 10,000), in each case by payment in cash of an amount of $100.00 per share and in addition thereto an amount equal to 6.80% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect to which dividends thereon shall not have been paid. The Corporation shall redeem all shares of the 6.80% Preferred Stock outstanding on October 1, 2008, by payment, in cash of an amount of $100.00 per share and in addition thereto an amount equal to 6.20% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. The foregoing obligation of the Corporation to redeem 6.20% Preferred Stock annually shall be cumulative. At its option, the Corporation may credit against any sinking fund redemption required by this paragraph any shares of 6.20% Preferred Stock redeemed pursuant to the optional redemption provisions of the immediately preceding paragraph or as otherwise acquired by the Corporation. Selection of the shares to be redeemed pursuant to this paragraph shall be made in such manner as may be prescribed by the Board of Directors which is designed to result, as early as practicable in a redemption pro-rata among the holders of the 6.20% Preferred Stock. Any redemption pursuant to this paragraph shall be upon not less than thirty (30) days’ notice to the holders of record of the 6.20% Preferred Stock to be so redeemed, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors. From and after the date for redemption pursuant to this paragraph (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 6.20% Preferred Stock subject to such redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the 6.20% Preferred Stock, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of Common Stock or any other class of stock ranking junior to the 6.20% Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration in the case of any other such dividend, or at the date of any such payment; setting apart distribution, (a) full cumulative sinking fund redemptions required by this paragraph shall have been made and (b) full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment on the then outstanding 6.20% Preferred Stock, other than shares of 6.20% Preferred Stock previously or then to be called for redemption. The Corporation shall not redeem or purchase any shares ranking on a parity with the 6.20% Preferred Stock as to assets or dividends, pursuant to any sinking fund (which term shall include any analogous requirement) for the redemption of purchase of such shares, and shall not set apart money for any such fund, at any time when the sinking fund redemption required by this paragraph shall be in arrears; except that, at any time when the sinking fund redemption required by this paragraph shall be in arrears and when arrears exist in any sinking or analogous retirement fund required for any shares ranking as aforesaid on a parity with the 6.20% Preferred Stock, the Corporation may redeem or purchase for the respective funds shares of 6.20% Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemption or purchase required for the respective funds.

          No holder of 6.20% Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 6.20% Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

6.	The operations of the Corporation are to be carried on in the following counties:

          Albany, Allegany, Bronx, Broome, Cattaraugus, Cayuga, Chautauqua, Chemung, Chenango, Clinton, Columbia, Cortland, Delaware, “Dutchess, Erie, Essex; Franklin, Fulton, Genesee, Greene, Hamilton, Herkimer, Jefferson, Kings, Lewis, Livingston, Madison, Monroe, Montgomery, Nassau, New York, Niagara, Oneida, Onandaga, Ontario, Orange, Orleans, Oswego, Otsego, Putnam, Queens, Rensselaer, Richmond, Rockland, St. Lawrence, Saratoga, Schenectady, Schoharie, Schuyler, Seneca, Steuben, Suffolk, Sullivan, Tioga, Tompkins, Ulster, Warren, Washington, Wayne, Westchester, Wyoming and Yates.

7.	The duration of the Corporation is perpetual.

8.	The number of directors shall be not less than three nor more than twenty-five.

          The number of directors to be chosen within the maximum and minimum limits shall be determined in the manner prescribed by the. by-laws of the Corporation.

          9.      The Secretary of State of the State of New York is hereby designated as the agent of this Corporation upon whom process against the Corporation may be served.

          10.      The address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him is as follows:

284 South Avenue, Poughkeepsie, N. Y. 12602

          11.      (a) The directors of the Corporation need not be shareholders unless the by-laws shall so require.

          (b)       The Board of Directors shall have power from time to time, to fix and to determine and to vary the amount of working capital of the Corporation, to determine whether any, and, if any, what part of the surplus shall be declared in dividends and paid to the shareholders; to determine the time or times for the declaration and the payment of dividends, and to direct and determine the use and disposition of any such surplus; and in its discretion, the Board of Directors may use and apply any such surplus in purchasing or acquiring shares of its own Capital stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but such shares of capital stock so purchased or acquired, may be resold.

          (c)       The Board of Directors shall have power to make, rescind, alter, amend and repeal the by-laws of the Corporation subject to the power of the shareholders to rescind, after, amend and repeal any by-laws made by the Board of Directors and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the directors.

          (d)       The Board of Directors by the affirmative vote of the majority of the whole Board, or the shareholders, may appoint from the directors an Executive Committee, and, to such extent as may be provided in the by-laws or in the resolution appointing such Committee, the Committee shall haye and may exercise all the powers of the Board of Directors insofar as such powers may lawfully be delegated.

          (e)       To the fullest extent now or hereafter provided for or permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except that this provisions shall not eliminate or limit the liability of any director where such liability is imposed, from time to time, by the law of New York State. Neither the amendment or repeal of this subparagraph (e), nor the adoption of any provision of this Certificate of Incorporation inconsistent with this subparagraph (e), shall eliminate or reduce the protection afforded by this subparagraph (e) to a director of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which, but for this subparagraph (e), would have accrued or arisen, prior to such amendment, repeal or adoption.

          12.       The vote of the shareholders of the Corporation required to approve any Business Combination shall be as set forth in this Paragraph 12. The term “Business Combination” shall mean any transaction that is referred to in any one or more clauses (A) through (E) of subparagraph (a) of this Paragraph 12. Each other capitalized term shall have the meaning ascribed to it in subparagraph (c) of this paragraph 12.

          (a)      In addition to any affirmative vote required by law or this Certificate of Incorporation and except as otherwise expressly provided in subparagraph (b) of this Paragraph 12.

          (A)          any merger, consolidation or binding share exchange of the corporation or any Subsidiary with (i) any Interested Shareholder or (ii) any other person (whether or not itself an Interested Shareholder) which is, or after such merger, consolidation or binding share exchange would be, an Affiliate of an Interested Shareholder; or

          (B)          any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

          (C)          the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the Corporation or a Subsidiary; or

(D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          (E)          any transaction involving the Corporation or any Subsidiary (whether or not with or into or otherwise involving an Interested Shareholder), and including, without limitation, any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any self tender offer for or repurchase of securities of the Corporation by the Corporation or any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), which in any such case has the effect, directly or indirectly, of increasing; the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder,

shall require the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of the Voting Stock, in each case voting together as a single class, which vote shall include the affirmative vote of at least two-thirds (2/3) of the combined voting power of the outstanding shares of Voting Stock held by shareholders other than the Interested Shareholder. Such affirmative vote shall be required notwithstanding any provision of law any other provision of this Certificate of Incorporation or any agreement with any national securities exchange or otherwise which might permit a lesser vote or no vote and in addition to any affirmative vote required of the holders of any class or series of Voting Stock pursuant to law, this Certificate of Incorporation or any class or series of Preferred or Preference Stock Designation (a “Preferred or Preference Stock Designation” being any designation of the rights, powers and preferences of any class or series of Preferred or Preference Stock made pursuant to Paragraph 5 of this Certificate of Incorporation).

          (b)         The provisions of subparagraph (a) of this Paragraph 12 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, any other provision of this Certificate of Incorporation, any Preferred or Preference Stock Designation and any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the shareholders of the Corporation, solely in their respective capacities as shareholders of the Corporation, the condition specified in the following subparagraph (1) is met, or, in the case of any other Business Combination, the conditions specified in the following subparagraph (1) or the conditions specified in the following subparagraph (2) are met:

(1) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

(2) each of the five conditions specified in the following clauses (A) through (E) shall have been met:

           (A)       the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2)(A) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Shareholder has acquired any shares of the Common Stock):

             (i)          if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became in interested Shareholder, whichever is higher; or

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

               (iii)          the amount which bears the same percentage relationship to the Fair Market Value of the Common Stock on the Announcement Date as the highest per share price determined in (2)(A)(i) above bears to the Fair Market Value of the Common Stock on the date of the commencement of the acquisition of the Common Stock by such Interested Shareholder; and

            (B)        the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any con sideration other than cash to be received per share by holders of the shares of any class or series of Voting Stock (other than Common Stock) shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2)B) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of Voting Stock):

                (i)          if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

               (ii)          if applicable, the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

              (iv)          the amount which bears the same percentage to the Fair Market Value of such class or series of Voting Stock on the Announcement Date as the highest per share price in (2)(B)(i) above bears to the Fair Market Value of such Voting Stock on the date of the commencement of the acquisition of such Voting Stock by such Interested Shareholder; and

            (C)        the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Shareholder to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

(D) after such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

               (i)       such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock of the Corporation, except as part of the transaction in which it became an Interested Shareholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder or as a result of a pro rata stock dividend or stock split; and

               (ii)       such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

               (iii)      such Interested Shareholder shall not have caused any material change in the Corporation’s business or capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation to any third party; and

               (iv)      there shall have been (x) no failure to declare and pay at the regular date therefor the full amount of dividends (whether or not cumulative) on any outstanding Preferred or Preference Stock, except as approved by a majority of the Disinterested Directors, (y) no reduction in the rate of dividends, annualized on the basis of the last dividend declaration, paid on Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors and (z) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

            (E)     a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulation thereunder (or any subsequent provisions replacing such Act, rules and regulations), whether or not the Corporation is then subject to such requirements, shall be mailed by and at the expense of the Interested Shareholder at least 30 days prior to the Consummation Date of such Business Combination to the public shareholders of the Corporation (whether or not such proxy or information statement is required to be mailed pursuant to such Act, or subsequent provisions), and shall contain at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Disinterested Directors, if any, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining public shareholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be unaffiliated with such interested Shareholder, and, if there are at the time any Disinterested Directors, to be selected by a majority of the Disinterested Directors).

(c)	For purposes of this Paragraph 12:

          (1)       A “person” shall include, without limitation, any individual, firm, corporation, group (as such term is used in Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1990) or other entity.

(2) “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which:

(A) is the beneficial owner, directly or indirectly, of more than 10 percent of the combined voting power of the then outstanding shares of Voting Stock; or

(B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

          (C)      is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(3) A person shall be a “beneficial owner” of any Voting Stock:

(A) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (B)      which such person or any of its Affiliates or Associates has (a) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

          (C)      which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (4)     For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph (c)(2) of this Paragraph 12, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such Interested Shareholder through application of subparagraph (c)(3) of this Paragraph 12, but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (5)     “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1990.

          (6)     “Subsidiary” shall mean any company more than 50 percent of whose outstanding equity securities having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph (c)(2) of this Paragraph 12, the term “Subsidiary” shall mean only a company of which a majority of each class or series of capital stock entitled to vote generally in the election of directors of such company is owned, directly or indirectly, by the Corporation.

          (7)      “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          (8)      “Fair Market Value” shall mean (1) in the case of stock, the highest closing sale price during the 30-day period commencing on the 40th day preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the New York Stock Exchange-Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period commencing on the 40th day preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          (9)      In the event of any Business Combination in which the Corporation survives, the phrase “any consideration other than cash to be received” as used in subparagraph (b)(2)(A) and (B) of this Paragraph 12 shall include the shares of Common Stock and/or the shares of any other class series of outstanding Voting Stock retained by the holders of such shares.

(10) “Announcement Date” shall mean the date of first public announcement of the proposed Business Combination.

(11) “Determination Date” shall mean the date on which the Interested Shareholder became an Interested Shareholder.

(12) “Consummation Date” shall mean the date of the consummation of the Business Combination.

          (13)      The term “Voting Stock” shall mean all outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors of the Corporation, in each case voting together as a single class.

          (d)      A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Paragraph 12 including, without limitation:

(1) whether a person is an Interested Shareholder,

(2) the number of shares of Voting Stock beneficially owned by any person;

(3) whether a person is an Affiliate or Associate of another person;

(4) whether the requirements of subparagraph (b)(2) of this Paragraph 12 have been met with respect to any Business Combination;

           (5)       whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more; and

           (6)       such other matters with respect to which a determination is required under this Paragraph 12. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Paragraph 12.

(e) Nothing contained in this Paragraph 12 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

          (f)       Notwithstanding anything contained in this ‘Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Paragraph 12 or to adopt any provisions inconsistent therewith; provided, however, that if there is an Interested Shareholder on the record date for the meeting at which such action is submitted to the shareholders for their consideration, such 80 percent vote must include the affirmative vote of at least two-thirds (2/3) of the combined voting power of the outstanding shares of Voting Stock held by shareholders other than the Interested Shareholder.

          (g)      Nothing contained in this Paragraph 12 is intended, or shall be construed, to affect any of the relative rights, preferences or limitations, within the meaning of such terms under Section 801(b)(12) of the New York Business Corporation Law or any successor statute, of any shares of any authorized class or series thereof of the Corporation, whether issued or unissued.

          The filing is authorized by the Board of Directors (807(a) BCL).

          The above-referenced amendments to the Certificate of Incorporation of the Corporation were authorized by the affirmative vote of all of the Directors present at a meeting of the Board of Directors of the Corporation held on the 9th day of February, 1990, a quorum being present, followed by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding entitled to vote thereon at the regular annual meeting of the shareholders of the Corporation duly called and held on the 3rd day of April, 1990, a quorum being present.

          This amendment to the Certificate of Incorporation of the Corporation was authorized pursuant to the authority granted in Paragraph 5(b) of said Certificate of Incorporation by the affirmative vote of a majority of the Directors present at a meeting of the Board of Directors held on the 24th day of September, 1993, a quorum being present.

          In Witness Whereof, we have made and subscribed this certificate, this 7th day of August, in the year 1989.

          IN WITNESS WHEREOF, we have made and subscribed this Certificate this 3rd day of April, 1990.

          IN WITNESS WHEREOF, we made and subscribed this Certificate this 8th day of October, 1993 and affirm the statements made herein as true under the penalties of perjury.

Paul J. Ganci
President and Chief Operating
Officer
Central Hudson Gas & Electric
Corporation

Gladys L. Cooper
Secretary
Central Hudson Gas & Electric
Corporation